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                                                                      Exhibit j

                          INDEPENDENT AUDITORS' CONSENT


To the Trustees and Shareholders of
CitiFunds Institutional Trust:

We consent to the incorporation by reference, in this Prospectus and Statement of Additional Information, of our report dated October 11, 2002, on the statement of assets and liabilities for the Citi Institutional U.S. Treasury Reserves (the "Fund") of the CitiFunds Institutional Trust as of August 31, 2002, including the schedule of investments of U.S. Treasury Reserves Portfolio, and the related statement of operations, the statements of changes in net assets and the financial highlights for the periods indicated in the Annual Report. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-30D.

We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Accountants and Financial Statements" and "Auditors" in the Statement of Additional Information.


                                               KPMG LLP

New York, New York
February 4, 2003